                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule sec. 240.14a-11(c) or sec. 240.14a-12

                               CABOT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               CABOT CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

CABOT






                                                                January 17, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 13, 1997 at 4:00 p.m. in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

     Mailing of the enclosed Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card to you indicates that you were the beneficial owner of shares of Cabot Corporation common stock on January 13, 1997, the record date for determining the persons eligible to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                                            Sincerely,

                                            /s/ Samuel W. Bodman

                                            SAMUEL W. BODMAN
                                            Chairman of the Board
                                            and Chief Executive Officer



--------------------------------------------------------------------------------
CABOT CORPORATION
--------------------------------------------------------------------------------
75 State Street
--------------------------------------------------------------------------------
Boston, Massachusetts 02109
--------------------------------------------------------------------------------
(617) 345-0100
--------------------------------------------------------------------------------

CABOT



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 13, 1997

     The Annual Meeting of Stockholders of Cabot Corporation (the "Company"), a Delaware corporation, will be held in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, March 13, 1997, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect five persons to the Board of Directors of the Company;

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 13, 1997, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     Stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope, whether or not they plan to attend the Annual Meeting. The self-addressed envelope requires no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.

     The Company's 1996 Annual Report to Stockholders is being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that your shares be represented and voted at the Annual Meeting. Please exercise your right to vote and return a completed form of proxy at your earliest convenient time.


By order of the Board of Directors,

Charles D. Gerlinger
Secretary

Boston, Massachusetts
January 17, 1997

TABLE OF CONTENTS
                                                                                      PAGE
                                                                                      ----
General Information.................................................................    1

Item 1. -- Election of Directors....................................................    1

  Certain Information Regarding Directors and Nominees..............................    2

  Information on the Board of Directors and its Committees..........................    6

Beneficial Stock Ownership of Directors, Nominees, Executive Officers and Persons
  Owning More than Five Percent of Common Stock.....................................    7

Executive Compensation..............................................................    9

     Summary Compensation Table.....................................................    9

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
      Values........................................................................   11

     Pension Plan Table.............................................................   11

     Employment Contracts and Termination of Employment and Change-in-Control
      Arrangements..................................................................   12

     Compensation Committee Report on Executive Compensation........................   12

Performance Graph...................................................................   15

Certain Relationships and Related Transactions......................................   15

Certain Securities Filings..........................................................   16

Future Stockholder Proposals........................................................   16

Solicitation of Proxies.............................................................   16

Miscellaneous.......................................................................   16

CABOT CORPORATION
75 STATE STREET
BOSTON, MASSACHUSETTS 02109

PROXY STATEMENT

MAILED JANUARY 17, 1997, FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 13, 1997

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:00 p.m., Eastern Standard Time, on Thursday, March 13, 1997, at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 17, 1997.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to Mr. Charles D. Gerlinger, Secretary of the Company, by a duly executed proxy bearing a later date received prior to the closing of the polls or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of the Company's common stock and convertible preferred stock held for such participants by the trustees of such plans.

     Only stockholders of record as of the close of business on January 13, 1997, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 70,103,923 shares of common stock, par value $1.00 per share ("Common Stock"), and 69,366 shares of Series B ESOP convertible preferred stock, par value $1.00 per share ("Convertible Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 87.47 votes. State Street Bank and Trust Company, the trustee of the Cabot Corporation Employee Stock Ownership Plan ("Employee Stock Plan"), is the record owner of all of the shares of Convertible Preferred Stock and is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Employee Stock Plan.

     A quorum for the election of directors and for the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Votes withheld for a nominee for election as a director or that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instruction from the beneficial owner of the shares on a matter as to which under the applicable rules of the New York Stock Exchange the record owner does not have authority to vote without such instruction) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

     There is no provision for cumulative voting. A plurality of the votes properly cast is required for the election of a director. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

     The independent accountants for the Company are Coopers & Lybrand L.L.P. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

ITEM 1. -- ELECTION OF DIRECTORS

     At the Annual Meeting, Arnold S. Hiatt, David V. Ragone, Morris Tanenbaum, Lydia W. Thomas and Mark S. Wrighton will be nominated for election to the class of directors whose terms expire in 2000. All of the nominees for election, except Mr. Wrighton, are currently directors of the Company and were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than five nominees.

CERTAIN INFORMATION REGARDING DIRECTORS AND NOMINEES

     Set forth below, as of November 29, 1996, for each director and each nominee for election as a director of the Company is information regarding his or her age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which he or she has served as a director and his or her term of office, family relationship with any other director or executive officer of the Company, his or her business experience during at least the past five years and other directorships and similar positions held by him or her.
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          SAMUEL W. BODMAN
                            Age: 58
                            Position: Chairman of the Board and Chief Executive
                            Officer
                            Committee Membership: Executive
                            Director since: 1987
                            Term of Office Expires: 1999
                            Business Experience:
                            Cabot Corporation:
                              Chairman of the Board -- October 1988 to present President -- February 1991 to February 1995, January 1987 to October 1988
                              Chief Executive Officer -- February 1988 to present
                            FMR Corp. (investment advisor and mutual fund
                              manager):
                              President and Chief Operating Officer -- 1983 to December 1986

                            Directorships:
                            Cabot Oil & Gas Corporation
                            John Hancock Mutual Life Insurance Company
                            Security Capital Group Incorporated
                            Westvaco Corporation

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          JANE C. BRADLEY(1)
                            Age: 69
                            Committee Memberships: Audit and Nominations
                            Director since: 1993
                            Term of Office Expires: 1999
                            Business Experience:
                            Boston Museum of Science:
                              Vice Chairman, Board of Trustees -- 1992 to present
                              Trustee -- 1989 to present
                              Overseer -- 1983 to 1989
                            Boston Symphony Orchestra:
                              Trustee Emerita -- 1988 to 1993
                              Vice Chairman, Board of Trustees -- 1985 to 1988
                            Harvard University:
                              Member, Board of Overseers -- 1983 to 1989

                            Directorship:
                            Fiduciary Trust Company

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          KENNETT F. BURNES
                            Age: 53
                            Position: President
                            Committee Membership: Executive
                            Director since: 1992
                            Term of Office Expires: 1998
                            Business Experience:
                            Cabot Corporation:
                              President -- February 1995 to present
                              Executive Vice President -- October 1988 to
                              February 1995

                            Directorship:
                            Neozyme Corporation II

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          JOHN G.L. CABOT(1)
                            Age: 62
                            Committee Memberships: Audit and Safety, Health and
                            Environmental Affairs
                            Director since: 1963
                            Term of Office Expires: 1998
                            Business Experience:
                            Cabot Corporation:
                              Vice Chairman of the Board -- October 1988 to September 1995
                              Chief Financial Officer -- October 1992 to
                              September 1995

                            Directorships:
                            Cabot Oil & Gas Corporation
                            Eaton Vance Corp.

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          ARTHUR L. GOLDSTEIN
                            Age: 61
                            Committee Membership: Nominations
                            Director since: September 1995
                            Term of Office Expires: 1999
                            Business Experience:
                            Ionics, Incorporated (water purification):
                              Chairman of the Board -- 1990 to present
                              President and Chief Executive Officer -- 1971 to present

                            Directorships:
                            Ionics, Incorporated
                            State Street Boston Corp.
                            State Street Bank and Trust Company

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          ROBERT P. HENDERSON
                            Age: 65
                            Committee Memberships: Compensation (Chairman) and
                            Executive
                            Director since: 1990
                            Term of Office Expires: 1998
                            Business Experience:
                            Greylock Partnerships (private equity investments):
                              Greylock Limited Partnership:
                                Managing Partner -- February 1990 to present
                              Greylock Capital Ltd.:
                                General Partner -- January 1987 to present

                            Directorships:
                            Allmerica Financial Corporation
                            Filene's Basement, Inc.

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          ARNOLD S. HIATT
                            Age: 69
                            Committee Memberships: Compensation and Nominations
                            Director since: 1993
                            Term of Office Expires: 1997 (Nominee for Election)
                            Business Experience:
                            The Stride Rite Foundation:
                              Chairman -- 1982 to present
                            The Stride Rite Corporation (manufacturer and
                            retailer):
                              Chairman of the Board -- March 1982 to June 1992 Chief Executive Officer -- March 1982 to November 1989
                              President -- 1968 to January 1985; May 1985 to July 1987

                            Directorships:
                            Director or trustee of various Dreyfus Corp. mutual funds

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          JOHN H. MCARTHUR
                            Age: 62
                            Committee Memberships: Compensation and Nominations
                            (Chairman)
                            Director since: 1990
                            Term of Office Expires: 1999
                            Business Experience:
                            Harvard University:
                              Dean of Graduate School of Business Administration -- 1980 to October 1995

                            Directorships:
                            BCE Inc.
                            Glaxo Wellcome, PLC
                            Rohm and Haas Company
                            Springs Industries, Inc.
                            The Vincam Group, Inc.

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          JOHN F. O'BRIEN
                            Age: 53
                            Committee Memberships: Audit (Chairman) and
                            Nominations
                            Director since: 1990
                            Term of Office Expires: 1998
                            Business Experience:
                            Allmerica Financial Corporation (holding company):
                              President and Chief Executive Officer -- January 1995 to present
                            Allmerica Financial Life Insurance and Annuity
                            Company (insurance company):
                              Chairman of the Board -- August 1989 to present
                            Allmerica Funds (investment company):
                              Chairman of the Board -- April 1991 to present
                            Allmerica Investment Trust (investment company):
                              Chairman of the Board -- October 1989 to present
                            Allmerica Property & Casualty Companies, Inc.
                            (insurance company):
                              President and Chief Executive Officer -- August 1992 to present
                            Allmerica Securities Trust (investment company):
                              Chairman of the Board -- November 1989 to present
                            Citizens Corporation (insurance holding company):
                              Chairman of the Board and Chief Executive Officer -- December 1992 to present
                              President -- December 1994 to present
                            First Allmerica Financial Life Insurance Company
                              President and Chief Executive Officer -- August 1989 to present

                            Directorships:
                            ABIOMED, Inc.
                            Allmerica Financial Corporation
                            Allmerica Financial Life Insurance and Annuity
                            Company
                            Allmerica Funds (Trustee)
                            Allmerica Investment Trust (Trustee)
                            Allmerica Property & Casualty Companies, Inc. Allmerica Securities Trust (Trustee)
                            Citizens Corporation
                            First Allmerica Financial Life Insurance Company The TJX Companies, Inc.

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          DAVID V. RAGONE
                            Age: 66
                            Committee Memberships: Compensation and Safety,
                            Health and Environmental Affairs
                            Director since: 1985
                            Term of Office Expires: 1997 (Nominee for Election)
                            Business Experience:
                            Massachusetts Institute of Technology:
                              Senior Lecturer -- July 1988 to present
                              Visiting Professor -- July 1987 to July 1988
                            ASMV Management Company Limited Partnership (venture
                              capital management):
                              Partner -- March 1992 to present
                              General Partner -- January 1989 to March 1992

                            Directorships:
                            Augat Inc.-- to December 1996
                            SIFCO INC.

--------------------------------------------------------------------------------
      [PHOTOGRAPH]          CHARLES P. SIESS, JR.
                            Age: 69
                            Committee Memberships: Audit and Safety, Health and
                              Environmental Affairs (Chairman)
                            Director since: 1988
                            Term of Office Expires: 1998
                            Business Experience:
                            Cabot Oil & Gas Corporation (energy exploration and
                            production):
                              Chairman, President and Chief Executive Officer -- May 1995 to present
                              Chairman and Chief Executive Officer -- December 1989 to December 1992
                            Bridas S.A.P.I.C. (oil exploration):
                              Acting General Manager -- February 1993 to January 1994

                            Directorships:
                            Cabot Oil & Gas Corporation
                            CAMCO, Inc.
                            Rowan Companies, Incorporated
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          MORRIS TANENBAUM
                            Age: 68
                            Committee Memberships: Compensation and Nominations
                            Director since: 1981
                            Term of Office Expires: 1997 (Nominee for Election)
                            Business Experience:
                            AT&T Corp.:
                              Vice Chairman -- September 1986 to July 1991

                            Directorships:
                            American Electric Power Company, Inc.
                            Battelle Memorial Institute (Trustee)
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          LYDIA W. THOMAS
                            Age: 52
                            Committee Memberships: Audit and Safety, Health and
                            Environmental Affairs
                            Director since: 1994
                            Term of Office Expires: 1997 (Nominee for Election)
                            Business Experience:
                            Mitretek Systems, Inc.(research and development for public interest):
                              President and Chief Executive Officer -- July 1996 to present
                              Senior Vice President and General Manager --
                              January 1996 to July 1996
                            The MITRE Corporation:
                            Center for Environment, Resources and Space:
                              Senior Vice President and General Manager --
                              February 1992 to January 1996
                              Vice President -- 1989 to February 1992
                              Technical Director -- 1982 to 1989

                            Charles Stark Draper Laboratory Inc.:
                              Member
--------------------------------------------------------------------------------

      [PHOTOGRAPH]          MARK S. WRIGHTON
                            Age: 47
                            Nominee for Election
                            Business Experience:
                            Washington University in St. Louis:
                              Chancellor and Professor of Chemistry -- 1995 to Present
                            Massachusetts Institute of Technology
                              Provost -- 1990 to 1995
                              Head of Department of Chemistry -- 1987 to 1990

                            Directorships:
                            Helix Technology Corporation
                            Ionics, Incorporated
                            OIS Optical Imaging Systems, Inc.
--------------------------------------------------------------------------------

(1) John G.L. Cabot is a first cousin of the spouse of Jane C. Bradley.

INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     General

     The Board of Directors of the Company held seven meetings during the 1996 fiscal year. The Board has five standing Committees: the Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the "SH&E Committee"). Membership on each Committee is listed above on pages 2 through 5. The Audit, Compensation, Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently comprised of two employee directors and one non-employee director.

     Board Committees

     The Audit Committee annually recommends the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries. It reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies and control systems. The Committee reports to the Board on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee met two times during fiscal year 1996.

     The Compensation Committee establishes policies applicable to executive compensation and determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors (for a further description of those policies and activities, see the Committee's Report on pages 12 through
14). In addition, the Committee determines whether any discretionary contributions will be made by the Company to the Cabot Retirement Incentive Savings Plan ("Savings Plan"). It administers the Company's supplemental employee benefit plans. It also administers the long-term equity incentive plans, including the adoption of the rules and regulations therefor, the designation of participants and the determination of the size and terms of awards. The Committee reviews the activities of the Company's Benefits and Investment Committees and reviews the Company's human resources policies and compliance activities. It also makes recommendations to the Board of Directors with respect to directors' compensation. The Compensation Committee met four times during the 1996 fiscal year.

     The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee did not meet during the 1996 fiscal year, but took action from time to time by written consent.

     The Nominations Committee considers and proposes nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. The Nominations Committee met two times during the 1996 fiscal year.

     The SH&E Committee reviews the Company's safety, health and environmental management programs and major hazards analyses. The Committee consults with the Company's internal and outside safety, health and environmental advisors regarding the management of those programs. It also reviews the Company's environmental spending. The SH&E Committee met two times during the 1996 fiscal year.

     Board Compensation

     Directors who are not employees of the Company were compensated during fiscal year 1996 by the issuance of 1,600 shares of Common Stock (after the two-for-one stock split which occurred in March 1996), pursuant to the Company's Non-Employee Directors' Stock Compensation Plan, and a $3,500 quarterly cash payment. Non-employee directors also received $1,200 for attending each Board meeting and each meeting of a Committee of which they were a member. Non-employee directors who are Committee chairmen also received an additional fee of $500 per quarter. Directors who are employees of the Company received no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and Committee meetings and were covered by the Company's travel accident insurance policy.

     From time to time, the Company's directors provide advice and consultation to the Company, in addition to their regular duties as directors, for which they are compensated by the Company. During the 1996 fiscal year, Messrs. O'Brien and Siess were each paid $1,200 for such services.

     All incumbent directors attended at least 75% of the meetings of the Board and Committees held while they were members during the 1996 fiscal year.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 29, 1996 (including shares of Common Stock subsequently issued to the Savings Plan for Company contributions accrued as of that date) by (a) each person known by the Company to own beneficially more than 5% of its Common Stock, (b) each director and nominee for election as a director of the Company and each of the executive officers named in the Summary Compensation Table below, and (c) all current directors, nominees and executive officers as a group. The number of shares of Common Stock shown as beneficially owned by State Street Bank and Trust Company includes shares issuable upon conversion of Convertible Preferred Stock held by that Bank as trustee of the Employee Stock Plan (Employee Stock Plan and Savings
Plan collectively, the "Plans"). The number of shares of Common Stock shown for each person who is a participant in the Plans includes shares issuable upon conversion of shares of Convertible Preferred Stock allocated to such participant's respective account under the Employee Stock Plan, as well as the shares issuable upon the exercise of stock options (see note (9) below). The shares allocated to the accounts of named participants in the Savings Plan constitute less than 1% of the Common Stock of the Company and the shares of Convertible Preferred Stock allocated to the accounts of named participants in the Employee Stock Plan constitute less than 1% of the Convertible Preferred
Stock of the Company (see note (1) below).

                                   VOTING POWER           INVESTMENT POWER
                               ---------------------   ----------------------                 PERCENT
            NAME                 SOLE       SHARED       SOLE        SHARED       TOTAL       OF CLASS
-------------------------------------------------------------------------------------------------------
Holder of More than Five
------------------------
  Percent of Common Stock
  -----------------------
  State Street Bank and
     Trust Company
     225 Franklin Street
     Boston, MA..............    884,627   9,758,230     443,373   10,214,384   10,657,757(1)    13.93
Directors, Nominees and Executive
---------------------------------
  Officers
  Samuel W. Bodman...........  1,094,039       1,390   1,094,039        1,390    1,268,765(2)     1.79
  Jane C. Bradley............    116,280   2,284,148     116,280    2,284,148    2,400,428(3)     3.41
  Kennett F. Burnes..........    278,128      -0-        278,128      -0-          467,472(4)        *
  John G.L. Cabot............  1,790,297   1,468,732   1,790,297    1,468,732    3,259,029(5)     4.62
  Winfred R. Cates...........     61,209      -0-         61,209      -0-          103,881(6)        *
  Arthur L. Goldstein........      1,800      -0-          1,800      -0-            1,800           *
  Kenyon C. Gilson...........     64,808      -0-         64,808      -0-           90,144(7)        *
  Robert P. Henderson........     14,000      -0-         14,000      -0-           14,000           *
  Arnold S. Hiatt............      9,655      -0-          9,655      -0-            9,655           *
  John H. McArthur...........     10,930      -0-         10,930      -0-           10,930           *
  John F. O'Brien............     10,400      -0-         10,400      -0-           10,400           *
  David V. Ragone............     12,800      37,600      12,800       37,600       50,400(8)        *
  Charles P. Siess, Jr.......     30,268      -0-         30,268      -0-           30,268           *
  Morris Tanenbaum...........     44,056      -0-         44,056      -0-           44,056           *
  Lydia W. Thomas............      3,200      -0-          3,200      -0-            3,200           *
  Robert Rothberg............     99,738       4,000      99,738        4,000      103,738           *
  Mark S. Wrighton...........     -0-         -0-         -0-         -0-          -0-               *
  All directors, nominees and
     executive officers as a
     group
     (19 persons)............  3,749,530   2,789,578   3,749,530    2,789,578    6,979,587(9)     9.84

---------------

  * Less than one percent.

(1) Shares of Common Stock shown as being beneficially owned by the State Street Bank and Trust Company include: (i) 1,928,738 shares of Common Stock held as trustee of the Savings Plan; and (ii) 227,725 shares of Common Stock, and 6,072,167 additional shares of Common Stock issuable upon conversion of 69,420 shares of Convertible Preferred Stock (100% of the class), held as trustee of the Employee Stock Plan.

(2) Includes 173,336 shares of Common Stock which Mr. Bodman has the right to acquire pursuant to stock options and 1,390 shares as to which beneficial ownership is disclaimed.

(3) Includes 2,284,148 shares as to which beneficial ownership is disclaimed and 1,006,292 shares as to which voting power is shared with John G.L. Cabot and is reflected in the aggregate number of shares owned beneficially by Mr. Cabot (see note (5) below).

(4) Includes 189,344 shares of Common Stock which Mr. Burnes has the right to acquire pursuant to stock options.

(5) Includes 1,468,732 shares as to which beneficial ownership is disclaimed, and 1,006,292 shares as to which voting power is shared with Jane C. Bradley and is reflected in the aggregate number of shares owned beneficially by Ms. Bradley (see note (3) above).

(6) Includes 42,672 shares of Common Stock which Mr. Cates has the right to acquire pursuant to stock options.

(7) Includes 25,336 shares of Common Stock which Mr. Gilson has the right to acquire pursuant to stock options.

(8) Includes 12,000 shares as to which beneficial ownership is disclaimed.

(9) Shares of Common Stock shown as being beneficially owned by directors and executive officers as a group include: (i) 439,488 shares which such individuals have the right to acquire pursuant to stock options; (ii) 112,560 shares held for their benefit by the State Street Bank and Trust Company as trustee of the Savings Plan; (iii) 41,598 shares of Common Stock, (including 35,682 shares issuable upon conversion of 408 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Employee Stock Plan; and (iv) 2,759,978 shares of Common Stock as to which beneficial ownership is disclaimed.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The Summary Compensation Table provides certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 1996, for services rendered by them during fiscal years 1996, 1995 and 1994. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in those years as well as information regarding the value of certain other compensation reportable for such executive officers.

                              SUMMARY COMPENSATION TABLE
                                                                     LONG-TERM
                                                                    COMPENSATION
                                                 ANNUAL                AWARDS
                                              COMPENSATION          ------------      ALL OTHER
                                          ---------------------      RESTRICTED      COMPENSATION
NAME & PRINCIPAL                           SALARY       BONUS          STOCK         ------------
POSITION                         YEAR       ($)          ($)           ($)(1)           ($)(2)
=================================================================================================
Samuel W. Bodman                 1996     $675,000     $650,000      $1,281,752        $135,101
     Chairman of the             1995     $645,833     $800,000      $  800,000        $116,957
     Board                       1994     $581,250     $500,000      $  368,438        $132,784

Kennett F. Burnes                1996     $475,000     $375,000      $  801,095        $106,210
     President                   1995     $445,833     $450,000      $  500,000        $106,233
                                 1994     $395,833     $300,000      $  245,625        $ 87,195

Kenyon C. Gilson                 1996     $280,000     $175,000      $  320,438        $ 60,893
     Executive Vice              1995     $238,333     $200,000      $  200,000        $ 40,699
     President &                 1994     $221,250     $ 85,000      $   98,250        $ 41,979
     Chief Financial Officer

Winfred R. Cates                 1996     $230,000     $100,000      $  272,372        $ 37,555
     Senior Vice                 1995     $221,250     $150,000      $  150,000        $ 24,916
     President                   1994     $207,083     $ 80,000      $   98,250        $ 31,193

Robert Rothberg                  1996     $260,000     $150,000      $  320,438        $ 54,801
     Vice President &            1995     $254,167     $200,000      $  240,000        $ 55,977
     General Counsel             1994     $225,595     $100,000      $  456,188        $ 44,030

---------------

(1) The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant less the amount paid by the named executive officer to the Company for such shares. The following named executive officers were granted the following shares of restricted stock in May 1996 under the Company's 1996 Equity Incentive Plan: Mr. Bodman: 80,000 shares; Mr. Burnes: 50,000 shares; Mr. Gilson: 20,000 shares; Mr. Cates: 17,000 shares; and Mr.
    Rothberg: 20,000 shares.

    The number and value (calculated at fair market value as of September 30, 1996 [$27.875 per share], less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 1996 (including the shares referred to in the column headed "Restricted Stock"), were as follows: Mr. Bodman: 220,000 shares ($6,132,500); Mr. Burnes: 140,000 shares ($3,902,500); Mr. Gilson:
    56,000 shares ($1,561,000); Mr. Cates: 48,000 shares ($1,338,000); and Mr.
    Rothberg: 92,000 shares ($2,564,500).

    The restricted stock set forth in the Table vests, in whole, three years from the date of grant, except that with respect to Mr. Rothberg, an award of 12,000 shares of restricted stock, made on October 18, 1993, vested in equal annual installments over a three year period from the date of grant. In accordance with the Company's long-term incentive compensation program under the 1996 Equity Incentive Plan, each of the named individuals paid to the Company 40% of the fair market value of the shares of stock awarded in 1996 listed in this footnote on the date of grant, and under the Equity Incentive Plan adopted in 1988 each of the named individuals paid to the Company 50% of the fair market value of the shares of stock awarded in 1995 and 1994 listed in this footnote on the date of grant (except for the 12,000 shares granted to Mr. Rothberg on October 18, 1993, which shares were granted to him without payment). Some of the funds for the payment for restricted stock were borrowed from Merrill Lynch Bank & Trust Co. (the "Bank") by all of the named executive officers under a loan facility available to all recipients of restricted stock grants under this program. The recipients, including the named executive officers, borrowing funds from that Bank are obligated to pay interest on the loans at the prime rate and to repay the funds borrowed. Shares purchased with borrowed funds must be pledged to the Bank as collateral for the loans when the restrictions lapse. The Company also guarantees payment of the loans in the event the recipients fail to honor their obligations. Dividends are paid on the shares of restricted stock.

(2) The information in the column headed "All Other Compensation" includes matching contributions to the Savings Plan and accruals under a supplemental retirement incentive savings plan (collectively "CRISP") for fiscal year 1996 and contributions to the Employee Stock Plan and accruals under a supplemental employee stock ownership plan (collectively "ESOP") for fiscal year 1996 on behalf of the named executive officers in the following amounts: Mr. Bodman: CRISP: $37,969, ESOP: $97,132; Mr. Burnes:
    CRISP: $52,032, ESOP: $68,352; Mr. Gilson: CRISP: $20,700, ESOP: $40,193;
    Mr. Cates: CRISP: $21,006, ESOP: $16,549; and Mr. Rothberg: CRISP: $17,387,
    ESOP: $37,414. The supplemental retirement incentive savings plan and supplemental employee stock ownership plan were established by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code (the "Code") prevent participants in the Savings Plan or the Employee Stock Plan from receiving some of the benefits provided under those qualified plans. Included in the amounts shown above are accruals for an additional benefit under the supplemental employee stock ownership plan equal to the total benefit Messrs. Bodman, Burnes, Gilson and Rothberg would have accrued for the fiscal year under the Employee Stock Plan if the limitations of ERISA and the Code were not applicable.

    The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed All Other Compensation for this benefit because no amount was accrued by the Company for the benefit and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers. The Company's cost of the program generally is funded by insurance on the lives of various other present and former managers of the Company. The value of this benefit, based upon the taxable income which it would constitute if it were insurance, does not exceed approximately $18,000 per year for any named executive officer.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of stock options by named executive officers during fiscal 1996, the number of unexercised stock options held by each named executive officer on September 30, 1996, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during the years 1988 through 1991 and vested in equal amounts over a period of four years from the date of grant. All outstanding options were vested as of September 30, 1996, and, therefore, are currently exercisable.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                                                                                             VALUE OF
                                                              NUMBER OF SECURITIES         UNEXERCISED
                                                                   UNDERLYING              IN-THE-MONEY
                                                               UNEXERCISED OPTIONS      OPTIONS AT FISCAL
                             SHARES                           AT FISCAL YEAR-END(#)       YEAR-END($)(1)
                            ACQUIRED             VALUE        ---------------------     ------------------
NAME                     ON EXERCISE(#)       REALIZED($)          EXERCISABLE             EXERCISABLE
==========================================================================================================
Samuel W. Bodman.......      168,008           $3,274,334              173,336              $3,485,462
Kennett F. Burnes......        --                  --                  189,344              $3,668,694
Kenyon C. Gilson.......       10,536           $  201,147               25,336              $  456,838
Winfred R. Cates.......        9,336           $  175,342               42,672              $  826,220
Robert Rothberg........        --                  --                     --                     --

---------------

(1) The value of unexercised in-the-money options at September 30, 1996, was determined by taking the difference between the fair market value of Cabot Common Stock on September 30, 1996 ($27.875 per share) and the option exercise price, times the number of options outstanding at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Common Stock on the date of exercise.

     PENSION PLAN TABLE

     Under the Cash Balance Plan (the "Plan"), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants including the executive officers named in the Summary Compensation Table with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 1996, the interest rate was 5.43%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company. Certain employees, including Mr. Cates, have rights to additional benefits attributable to their previous participation in the Plan or prior plans, as explained further below.

     The Plan, as amended effective October 1, 1988, included special grandfathering provisions for participants who met certain age and service requirements at September 30, 1988. The Plan provides for the payment to those participants of any shortfall if the sum of (a) the amount actually payable under the Plan attributable to their account balances, (b) the value of their annuity, and (c) the amount which would be standing to the participant's credit at retirement if the Company had contributed 4% of earnings after October 1, 1988 with interest credited at the rate of the change in the Standard & Poor's 400 stock index does not equal or exceed the value of the retirement income calculated on the basis of the pre-amendment pension formula.

     The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation
Table as a single life annuity at age 65 under the Plan and under the supplemental cash balance plan (collectively "CBP"). The supplemental cash balance plan was created by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, a qualified plan. The estimated annual benefit for Messrs. Bodman, Burnes, Gilson and Rothberg includes an additional amount payable under the supplemental cash balance plan equal to the benefit each would receive under the Plan if ERISA and Code limitations were not applicable. The amounts set forth in the following table assume that Messrs. Bodman, Burnes, Gilson, Cates and Rothberg each continue to be employed by the Company until age 65 at his annual base salary at September 30, 1996.

                               PENSION PLAN TABLE
                                                   ANNUAL BENEFIT
                         EXECUTIVE OFFICER            PAYABLE
                  ===============================================
                  Samuel W. Bodman...............     $225,737
                  Kennett F. Burnes..............     $218,507
                  Kenyon C. Gilson...............     $119,249
                  Winfred R. Cates...............     $104,344
                  Robert Rothberg................     $143,976

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

     All of the executive officers named in the Summary Compensation Table participate in benefit plans sponsored by the Company including the CBP, CRISP, ESOP and the Equity Incentive Plan adopted in 1988 and the 1996 Equity Incentive Plan. Each of those plans provides that upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

     The Company has entered into management continuity agreements with Messrs. Cates and Gilson, pursuant to which payments will be made under certain circumstances following a change-in-control of the Company as defined in the agreements. The agreements are automatically renewable by the Company for successive one-year terms each December unless prior written notice of non-renewal is given. The agreements provide that, in the event Mr. Cates' or Mr. Gilson's employment is terminated by the Company without cause (as defined in the agreements) or by Mr. Cates or Mr. Gilson for good cause (as defined) following a change-in-control, the Company will make a lump sum severance payment to him of an amount not to exceed two times the greater of his annual base salary on such termination or as in effect immediately prior to the change-in-control of the Company. In addition, the Company will provide Mr. Cates and Mr. Gilson upon such termination with various other employee benefits including life and health insurance benefits substantially similar to those being received prior to such termination to the extent not otherwise receivable. Messrs. Bodman, Burnes and Rothberg do not have such agreements.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Cabot Corporation is composed of five non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of Cabot who are directors; and reviewing salaries, compensation and remuneration for all other officers of Cabot. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. The Committee is also responsible for reviewing and recommending to the Board of Directors the independent directors' compensation. This is a report on the compensation philosophy and practices of the Committee during fiscal year 1996.

     Executive Compensation Philosophy

     The Committee's philosophy is to compensate the Company's executive officers based on factors described below in a range that is generally competitive with compensation paid by other comparable companies. Certain of the companies compared for compensation purposes are included in the Standard & Poor's Chemicals Index or the Standard & Poor's Specialty Chemicals Index, both of which indices are used in the Performance Graph on page 15. The objectives of the Committee's executive compensation policies are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders.

     The principal components of Cabot's executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants. Base salary is intended to recognize current responsibilities and reward performance for the current fiscal year. Base salary levels for the Company's executive officers are generally positioned in the middle range of market practices for comparable positions with companies being compared. Base salaries for a particular year are aimed at attracting and retaining executives. Annual incentive payments are based on an evaluation of performance against objectives which are reviewed at the beginning and conclusion of each fiscal year, with the objective of motivating and rewarding the executive officers for the accomplishment of the Company's annual business plan. The long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives' long-term interests with those of the stockholders. Each long-term incentive grant involves a specific number of shares of common stock, which the executive officer may elect either to purchase as shares of restricted stock at 40% of the market price of such stock on the date of grant or to receive as non-qualified stock options exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits (other than dividends paid on the restricted stock) will be forfeited if the officer leaves the Company prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise.

     The Committee's evaluations of Cabot's executive officers have been based on the Committee's review of each officer's performance, responsibilities, achievements in managing his individual business units or staff responsibilities and expectations of future performance. The Committee's evaluations also take into consideration Mr. Bodman's views of the performance of the other executive officers. The Committee also obtains other Board members' evaluations of Mr. Bodman's performance and seeks their input on Mr. Bodman's compensation. In 1996, the Committee's evaluations have included judgments on the Company's overall performance and have relied, in substantial part, on the Company's performance measured against objectives in the Company's budget for fiscal 1996 and in the Company's long range plans.

     Chief Executive Officer's Compensation

     The Committee determines Mr. Bodman's compensation level based upon four areas of performance, namely, financial results of the Company, improvement in the Company's shareholder value, leadership efforts by him and business development results. For fiscal year 1996, each of those four areas was given approximately equal weight. In comparing Mr. Bodman's performance and responsibilities with those of comparable companies, the Committee identifies companies having similar types of businesses and characteristics and evaluates the compensation practices of those companies in light of the Company's practices. The salary determination, incentive payment and long-term incentive grant made to Mr. Bodman as described in this report were made based on the Committee's view of Mr. Bodman's performance as described below.

     Salary. No salary increase was granted to Mr. Bodman in fiscal year 1996. Mr. Bodman received a salary for fiscal year 1996 of $675,000 which represented a full year of base salary at the level authorized by this Committee in May 1995. His base salary was maintained at that level in recognition of his leadership efforts in the development of the Company's businesses and the Company's current year financial results, as more fully discussed below. The decision of the Committee not to give a salary increase also reflects the decision of the Committee to place greater emphasis on rewarding executives for superior performance with incentive compensation.

     Annual Incentive Payment. For purposes of determining a performance-based annual incentive payment for the Chief Executive Officer, the Committee considered Mr. Bodman's achievements with respect to the Company's return on equity, growth in equity and economic value created compared to results by comparable companies, his leadership efforts and business development results, all of which improved during fiscal year 1996, and the continued effective implementation of the strategic plans of the Company for the 1996 fiscal year. Among the specific factors which influenced the Committee were the Company's improvement in management procedures, demonstrated leadership in cost reduction programs and capital expenditure controls as well as advances in the development of the Company's businesses (with the introduction of several new products and the completion of the sale of TUCO INC., a subsidiary of the Company, and a portion of the shares of common stock of K N Energy, Inc. owned by the Company). The Committee considered these results highly satisfactory and reflective of outstanding performance and leadership by Mr. Bodman. Accordingly, the Committee determined to make a $650,000 performance-based incentive payment to Mr. Bodman for 1996 compared to a $800,000 performance-based incentive payment in 1995.

     Long-Term Incentive Grant. The Committee determines long-term incentive grants for the Chief Executive Officer on the basis of his responsibilities, his past performance and his opportunity to affect the future performance of the Company. On this basis, in fiscal year 1996, Mr. Bodman received a grant of 80,000 shares (post-split) of Cabot Common Stock. Factors considered by the Committee in making that grant included the continuing improvement in the financial results of the Company, the strengthened management team which had been put in place and the improvement in new product research and development. Mr. Bodman exercised his grant by purchasing shares of restricted stock and elected under Section 83(b) of the Internal Revenue Code to be taxed currently on the compensation relating to the purchase of the restricted stock, notwithstanding the three-year vesting provision.

     One Million Dollar Cap on Deductibility of Compensation

     The Committee has reviewed the regulations under Section 162(m) of the Internal Revenue Code which limit the deductibility of compensation paid by public companies to specified executive officers whose compensation, under certain circumstances, exceeds one million dollars in a particular year. Based on Mr. Bodman's and the other named executive officers' compensation in fiscal 1996, it does not appear that Section 162(m) will have a significant impact on the Company in the near term. Given the importance to the Company of proper incentives and the relative costs to the Company under Section 162(m), the Committee believes that the proper focus should be on improving the effectiveness of the Company's compensation plans and not primarily on the costs under Section 162(m). The Committee will continue to monitor the impact of
Section 162(m) on the Company.

                                                                January 17, 1997
Robert P. Henderson (Chairman)
Arnold S. Hiatt
John H. McArthur
David V. Ragone
Morris Tanenbaum

PERFORMANCE GRAPH

     The following graph compares the cumulative return for Cabot Common Stock during the five fiscal years commencing October 1, 1991, with the S&P 500 Stock
Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P
Chemicals Index. The graph assumes $100 was invested on October 1, 1991 in Cabot
Common Stock and $100 in each of the S&P Indexes. The comparison assumes that all dividends are reinvested.

                            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                            [Line Graph]
                                                                                 S&P SPECIALTY
      MEASUREMENT PERIOD         CABOT CORPO-     S&P 500 STOCK    S&P MIDCAP      CHEMICALS      S&P CHEMI-
    (FISCAL YEAR COVERED)           RATION           INDEX         400 INDEX         INDEX        CALS INDEX
    ---------------------        ------------     -------------    ----------    -------------    ----------
            1991                    100.00           100.00          100.00          100.00          100.00
            1992                    149.36           111.05          112.46          116.42          109.71
            1993                    176.72           125.49          139.48          126.09          118.67
            1994                    177.02           130.11          141.72          121.10          156.22
            1995                    350.84           168.82          178.24          155.72          185.40
            1996                    373.52           203.14          203.18          167.78          239.28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Normally, directors and officers of the Company are prohibited by Company policy from selling Cabot Common Stock in the market except during certain "window periods" and then only with the permission of the Company. The purchases of shares of Cabot Common Stock and options described below were each made during a period when the Company was repurchasing shares in the market and/or officers and directors of the Company were prohibited from selling shares in the market because it was not a "window period." The shares repurchased by the Company in the transactions described below were applied toward the Company's stock repurchase programs.

     In May 1996, in connection with the vesting of shares of restricted stock which had been awarded to employees of the Company in 1993 under the Company's Equity Incentive Plan adopted in 1988, the Company purchased an aggregate of 205,737 shares of its Common Stock from certain employees, as a means of enabling those employees to satisfy certain withholding tax and loan obligations which arose from the vesting of such shares. The purchase price paid for each such share of stock was $27.00, the closing price of the Company's Common Stock on the New York Stock Exchange on May 13, 1996. As part of that transaction, the Company purchased: 11,122 shares from Kennett F. Burnes, the President and a director of the Company; 4,468 shares from Kenyon C. Gilson, Executive Vice President and Chief Financial Officer of the Company; and 9,369 shares from Winfred R. Cates, Senior Vice President of the Company.


     In July and August 1996, the Company purchased 4,000 shares of the Company's Common Stock for a purchase price of $25.125 and 4,994 shares of the Company's Common Stock for a purchase price of $26.875 from Mr. Gilson. In August 1996, the Company purchased 6,000 shares of the Company's Common Stock for a purchase price of $26.50 from Mr. Cates. The price paid for the above shares was the closing price of the Company's Common Stock on the New York Stock Exchange on the respective dates immediately prior to the above purchases.

CERTAIN SECURITIES FILINGS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with all
Section 16(a) reports they file with the SEC.

     The Company has been advised by Mr. Arnold S. Hiatt, a director, that the beneficial ownership of 8.7 shares of Cabot Common Stock acquired by him under the Company's Dividend Reinvestment Plan had not been timely reported on a Form 5 for the fiscal year in which they were acquired for him under that Plan. A corrective report has subsequently been filed.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 1998 Annual Meeting must be received by the Company at its offices at 75 State Street, Boston, Massachusetts 02109-1806, by September 19, 1997, and should be sent to the attention of Mr. William F. Robinson, Jr., Assistant Secretary.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone, by facsimile and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

MISCELLANEOUS

     The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote the shares to which the proxy card relates on such matters in accordance with their best judgment unless otherwise specified in the proxy card.

By order of the Board of Directors,

Charles D. Gerlinger
Secretary

Boston, Massachusetts
January 17, 1997

    CABOT

                                                  January 17, 1997



Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 13, 1997. The record date for determining stockholders entitled to vote at the meeting was January 13, 1997. Through your participation in the Cabot Corporation Employee Stock Ownership Plan (ESOP), Cabot Retirement Incentive Savings Plan (CRISP) and/or the Cabot Oil & Gas Corporation Savings Investment Plan (SIP), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares.

The number of shares allocated to you appears at the top of the enclosed proxy card on which your name appears. If you are a participant in the CRISP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CSP". If you are a participant in the ESOP, the number followed by the letters "ESP" represents the number of shares of Cabot Common Stock you are entitled to vote in your ESOP account, including the shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held for your account. If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters "SIP".

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustee as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, your vote also directs the Trustee of the CRISP and of the ESOP how to vote those shares for which no instructions are received from other Plan participants plus shares held in each of those Plans that have not been allocated to participants' accounts.

To vote your shares, read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company's transfer agent, Bank of Boston c/o Boston EquiServe L.P., before March 7, 1997 in the enclosed postage-paid envelope.

The Trustee of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan's shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

                                             Sincerely,

                                             /s/ Samuel W. Bodman

                                             Samuel W. Bodman
                                             Chairman of the Board
                                             and Chief  Executive Officer


--------------------------------------------------------------------------------
CABOT COPORATION
--------------------------------------------------------------------------------
75 State Street
--------------------------------------------------------------------------------
Boston, Massachusetts 02109-1806
--------------------------------------------------------------------------------
(617) 345-0100
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Facsimile (617) 342-6103/6104
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

                            PLEASE DETACH PROXY CARD                       CAB F

CABOT                           CABOT CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 13, 1997

P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O
X       The undersigned hereby appoints Samuel W. Bodman, Robert Rothberg and
Y Charles D. Gerlinger, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation which the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 13, 1997 at 4:00 p.m., EST, in the Enterprise Room of the State Street Bank and Trust Company on the fifth floor at 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement thereof.

        WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                     -----------
                                                                     SEE REVERSE
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)          SIDE
                                                                     -----------

                            PLEASE DETACH PROXY CARD                       CAB F

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

1. Election of Directors.

   NOMINEES:  Arnold S. Hiatt, David V. Ragone,
   Morris Tanenbaum, Lydia W. Thomas and
   Mark S. Wrighton

          FOR               WITHHELD
          ALL       [ ]     FROM ALL    [ ]
        NOMINEES            NOMINEES

    For, except vote withheld from the following nominee(s):


    ---------------------------------------------------------


2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.



               MARK HERE
              FOR ADDRESS  [ ]
              CHANGE AND
              NOTE AT LEFT



PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY.



Signature:________________Date:_________Signature:_______________Date:__________